UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2014

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Louis C. Camilleri
On December 9, 2014, Louis C. Camilleri, the Chairman of the Board of Directors of Philip Morris International Inc. (the “Company”) advised the Board of Directors that he will retire from employment with the Company on December 31, 2014. Thereafter, and at the request of the Board, Mr. Camilleri will serve as a non-employee Chairman of the Board. In this capacity, Mr. Camilleri will continue unchanged his role of facilitating communication between the Board of Directors and management, assisting the Chief Executive Officer in long-term business strategy, and presiding at Shareholder and Board meetings. Thus, Mr. Camilleri’s retirement will not affect his leadership role as Chairman of the Board, and it will preserve his pension benefits at present levels, which would otherwise be reduced under the Company’s pension formula. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Upon retirement, Mr. Camilleri will no longer be eligible for compensation under the Company’s executive compensation programs.
In recognition of his service and performance during 2014 and of the fact that he will not be eligible for an equity award for that year due to his retirement, the Compensation and Leadership Development Committee authorized a payment to Mr. Camilleri of $3.75 million.
As a non-employee Chairman, Mr. Camilleri will receive as a director's fee an annual cash retainer of $1.25 million, paid in quarterly installments, and will be eligible for an annual share award having an aggregate fair market value of $1.25 million on the date of the grant. Therefore, the Board amended the Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors to reflect the Chairman’s eligibility for the foregoing share award. That plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

For reasons of security and personal safety, the Board continues to require the Chairman to use Company aircraft for all travel. The Board and Mr. Camilleri intend to continue the current practice where Mr. Camilleri reimburses the Company for his personal usage of Company aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year.
Andreas Kurali
As previously reported in the current report on Form 8-K filed by the Company on May 8, 2014, Mr. Joachim Psotta, Vice President and Controller of the Company, will retire and will be succeeded by Mr. Andreas Kurali effective March 1, 2015. In connection with his appointment as Vice President and Controller of the Company, Mr. Kurali’s compensation will be as follows:

•	Mr. Kurali will be promoted to salary grade 20;

•	Mr. Kurali will receive an annual base salary of CHF 556,517;

•	Mr. Kurali’s annual incentive award target will be 75 percent of his base annual salary; and

•	Mr. Kurali’s stock award target will be 85 percent of his annual base salary.

Mr. Kurali will be eligible to participate in the same compensation programs as our named executive officers, as more fully described under the “Compensation Discussion and Analysis” section of the Company’s proxy statement as filed with the SEC on March 27, 2014 (such description is incorporated by reference herein).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors amended Article IV, Sections 1 and 6 of the Company’s Amended and Restated By-Laws, in order to eliminate the reference to Chairman as an officer of the Company. In addition, the Board made other administrative amendments in Article IV, Section 8 and Article V, Sections 1, 2 and 3. The Company’s Amended and Restated By-Laws reflecting the foregoing amendments are effective as of January 1, 2015, are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Philip Morris International Inc. (effective as of January 1, 2015)
10.1	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (as amended and restated as of January 1, 2015)

99.1	Philip Morris International Inc. Press Release, dated December 10, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: December 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Philip Morris International Inc. (effective as of January 1, 2015)
10.1	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (as amended and restated as of January 1, 2015)

99.1	Philip Morris International Inc. Press Release, dated December 10, 2014